UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Molecular Templates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd., Suite 100

Austin, TX 78729

(512) 869-1555

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Molecular Templates, Inc. (the “Company”), dated April 23, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020 at 8:30 a.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the stockholders of the Company on or about May 7, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 28, 2020

To the Stockholders of Molecular Templates, Inc.:

Due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our management and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company has been changed to be held in a virtual meeting format only. There is no in-person meeting for you to attend. As previously announced, the Annual Meeting will be held on Thursday, May 28, 2020 at 8:30 a.m. Eastern Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 8, 2020, the record date.

To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/MTEM prior to the deadline of May 26, 2020 at 5 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting, vote online during the Annual Meeting and will permit you to submit questions during the Annual Meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly presented at the Annual Meeting and of general Company concern.

The Annual Meeting will begin promptly at 8:30 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately at 8:15 a.m. Eastern Time, and you should allow ample time to log in to the Annual Meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number that will be provided in the instruction email containing your unique link for the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/MTEM.

BY ORDER OF THE BOARD OF DIRECTORS

Adam Cutler
Chief Financial Officer, Treasurer and Secretary

May 7, 2020

Molecular Templates, Inc. Announces that the

2020 Annual Meeting of Stockholders Will be Held in Virtual Format

AUSTIN, Texas, May 7, 2020 — Molecular Templates, Inc. (the “Company”) (Nasdaq: MTEM) announced today that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of the Company’s management and stockholders.

The Annual Meeting will be held on Thursday, May 28, 2020 at 8:30 a.m. Eastern Time in a virtual format only. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on April 8, 2020, the record date, are entitled to participate in the Annual Meeting. In order to attend the Annual Meeting, stockholders must register in advance at www.proxydocs.com/MTEM prior to the deadline of May 26, 2020 at 5 p.m. Eastern Time. During the registration process, stockholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting and submitting questions during the Annual Meeting. A notice regarding this change to a virtual meeting format (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, stockholder participation and voting is provided in the Notice.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases. Additional information about the Company can be found online at www.mtem.com.

Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006